UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2011

Sagebrush Gold Ltd.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-150462	26-0657736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1640 Terrace Way
Walnut Creek, California 85120
(Address of principal executive offices) (Zip Code)

(925) 930-6338
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 22, 2011, Sagebrush Gold Ltd (“Sage”), Continental Resources Acquisition Sub, Inc., Sage’s wholly-owned subsidiary (“Acquisition Sub”), and Continental Resources Group, Inc. (“Continental”), entered into an asset purchase agreement (the “Agreement”) and closed the Asset Sale, as defined, pursuant to which Acquisition Sub purchased substantially all of the assets of Continental (the “Asset Sale”) in consideration for (i) shares of Sage’s common stock (the “Shares”) which shall be equal to eight Shares for every 10 shares of Continental’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of Continental’s common stock such that Sage shall deliver to the holders of Continental’s warrants, warrants to purchase shares of Sage’s common stock (the “Warrants”) which shall be equal to one Warrant to purchase eight shares of Sage’s common stock for every warrant to purchase ten shares Continental’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of Continental’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that Sage shall deliver to Continental’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of Sage’s common stock issuable under Sage’s equity incentive plan which shall be equal to one option to purchase eight shares of Sage’s common stock for every option to purchase 10 shares of Continental’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option.  The exercise price of the Warrants and the strike price of the Options shall be determined and certified by an officer of Sage.  Upon the closing of the Asset Sale, Acquisition Sub assumed the Assumed Liabilities (as defined in the Agreement) of Continental.  The Asset Sale is intended to be tax-free for federal income tax purposes and constitutes a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder.  On the closing date, July 22, 2011, Continental had 95,069,018 shares outstanding.

Under the terms of the Agreement, Sage purchased from Continental substantially all of Continental’s assets, including, but not limited to, 100% of the outstanding shares of common stock of Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.).  The acquired assets include approximately $13.2 million of cash including $2.0 million in deposits.  Under the terms of the Agreement, Sage acquired:

(i)
state leases and federal unpatented mining claims and other rights to exploration, as owned as of the date hereof; all stock in subsidiaries, membership, joint venture, partnership and similar interests and claims, all royalty rights and claims, and all deposits, prepayments and refunds;

(ii)	all contracts;

(iii)	all cash and cash equivalents;

(iv)	all accounts or notes receivable held by Continental;

(v)
all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, price lists, distribution lists, supplier lists, sales material and records;

(vi)	all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers and other tangible personal property;

(vii)
all rights, claims and causes of action against third parties resulting from or relating to the operation of Continental’s business and the assets purchased under the Agreement prior to the date of closing, including without limitation, any rights, claims and causes of actions arising under warranties from vendors, patent or trademark infringement claims, insurance and other third parties and the proceeds thereof; and

(viii)
all Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against past, present, and future infringements thereof, and rights to protection of past, present, and future interests therein under the laws of all jurisdictions

The Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of Continental.  Continental is expected to liquidate on or prior to July 1, 2012.  Sage has agreed to file a registration statement under the Securities Act of 1933(the “Securities Act”) in connection with liquidation of Continental no later than (i) 30 days of the closing date of the Asset Sale or (ii) such date that Continental delivers to Sage its audited financial statements for the fiscal year ended March 31, 2011.  Continental will subsequently distribute the registered Shares to its shareholders as part of its liquidation.  Sage agreed to use its best efforts to cause such registration to be declared effective within 12 months following the closing date of the Asset Sale.  Sage has agreed to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that Sage fails to file or is unable to cause the registration statement to be declared effective.  As described in Item 8.01 below, Continental has not filed audited financial statements with the SEC for its most recently completed fiscal year, and accordingly Sage will be unable to file such registration statement until Continental completes its most recent year-end audit and restatement of its prior quarterly financial statements.

Following satisfaction of all regulatory requirements, the parties will appoint a paying agent for distribution of the Sage shares issued to Continental and instructions will be provided to Continental stockholders regarding the method for tendering shares of Continental in exchange for shares of Sage, as a liquidating distribution.

Item 3.02 Unregistered Sales of Equity Securities.

The securities issued and reported in this Form 8-K have not been registered under the Securities Act and were issued and sold in reliance upon an exemption from registration as described below.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. The table below does not include information on the number of warrants and options that will be issued.  Sage will provided this information supplementally when the audit has been completed.

Name or Class of Investor	No. of Securities	Consideration

Continental (1)	76,055,214 shares	In connection with Asset Sale

(1) Exempt under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 8.01 Other Events.

Promissory Note

As previously reported on a Form 8-K, on July 18, 2011, Sage issued to Continental an unsecured 6% promissory note (the “Note”) for $2,000,000.  The Note matures six months from the date of issuance.  The Note was acquired by Sage in connection with the closing as an intercompany obligation.

Potential Purchase

On July 18, 2011, Sage advanced $2,000,000 to a third party in connection with the potential purchase of certain mining and mineral assets.

Failure to File Annual Report

Continental has not filed an Annual Report on Form 10-K for the fiscal year ended March 31, 2011 on a timely basis (and is required to restate its financial statements for the quarterly period ended December 31, 2010).

In connection with the transactions described in Item 1.01 above, the registration statement required to be filed by Sage within 30 days of the closing date of the Asset Sale requires Continental to complete its audit for inclusion in the registration statement, the failure of which will prevent Continental from distributing the Shares to shareholders as contemplated.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description

10.1           Promissory Note

10.2           Asset Purchase Agreement (the Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.3           Bill of Sale

10.4           Assignment and Assumption Agreement

10.5           Intellectual Property Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAGEBRUSH GOLD LTD.

Date: July 28, 2011	By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Chief Executive Officer